Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated November 12, 2004, relating to the financial statements and financial highlights which appears in the September 30, 2004 Annual Report to Shareholders of Phoenix-Seneca Bond Fund, Phoenix-Seneca Equity Income Fund and Phoenix-Seneca Mid-Cap "Edge"(SM) Fund (constituting Phoenix-Seneca Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
January 21, 2005